Exhibit 99.1

Southland Announces Second Quarter 2026 Results

GRAPEVINE, Texas, August 12, 2026 -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended June 30, 2026.

●	Revenue of $113.3 million for the quarter ended June 30, 2026, compared to $215.4 million for the quarter ended June 30, 2025.

●	Gross loss of $71.2 million for the quarter ended June 30, 2026, compared to $13.0 million in gross profit for the quarter ended June 30, 2025.

●	Gross profit margin of (62.9)% for the quarter ended June 30, 2026, compared to 6.0% gross profit margin for the quarter ended June 30, 2025.

●	Net loss attributable to stockholders of $84.3 million, or $(1.55) per share for the quarter ended June 30, 2026, compared to a net loss attributable to stockholders of $10.3 million, or $(0.19) per share for the quarter ended June 30, 2025.

●	EBITDA of $(73.4) million for the quarter ended June 30, 2026, compared to $4.2 million for the quarter ended June 30, 2025.(1)

●	Backlog of $1.68 billion.(1)

“Our results this quarter were largely impacted by unfavorable non-cash adjustments related to legacy disputes,” said Frank Renda, Southland’s President & Chief Executive Officer. “Despite that impact, we continue to work toward finalizing a comprehensive financing agreement and credit amendment with our surety partners, and we’re encouraged by their continued support and the confidence they’ve shown in our strategic plan. At the same time, we remain focused on capturing new opportunities in our core markets — most recently reflected in the Winnipeg North End Sewage Treatment Plant award we announced in July, which reinforces the strength of our core business as we work through this transition.”

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “EBITDA” and “Backlog”

2026 Second Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2026	June 30, 2025
Revenue	$113,306	$215,382
Cost of construction	184,539	202,414
Gross profit (loss)	(71,233)	12,968
Selling, general, and administrative expenses	16,705	13,572
Operating loss	(87,938)	(604)
Gain on investments, net	67	59
Other income, net	6,447	577
Interest expense	(7,336)	(9,983)
Losses before income taxes	(88,760)	(9,951)
Income tax expense (benefit)	(1,612)	(61)
Net loss	(87,148)	(9,890)
Net income (loss) attributable to noncontrolling interests	(2,881)	416
Net loss attributable to Southland Stockholders	$(84,267)	$(10,306)

Net loss per share attributable to common stockholders
Basic(1)	$(1.55)	$(0.19)
Diluted(1)	$(1.55)	$(0.19)
Weighted average shares outstanding
Basic(1)	54,248,867	54,008,088
Diluted(1)	54,248,867	54,008,088

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended June 30, 2026, and June 30, 2025, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended June 30, 2026, was $113.3 million, a decrease of $102.1 million, or 47.4%, compared to the three months ended June 30, 2025. Materials & Paving business contributed $11.7 million to revenue in the three months ended June 30, 2026. The decrease in revenue is primarily due to unfavorable changes in estimates related to certain unresolved contract modifications and claims. During the three months ended June 30, 2026, we performed a comprehensive reassessment of expected recoverability of claims on several projects, including substantially completed projects, in light of recent developments and updated information available regarding the timing and amount of potential recoveries. As a result of this reassessment, we reduced the estimated value of certain claims and recorded cumulative catch-up adjustment that negatively impacted revenue and gross profit for the quarter of $102.3 million and $93.6 million, respectively.

Gross loss for the three months ended June 30, 2026, was $71.2 million compared to gross profit of $13.0 million for the three months ended June 30, 2025. Gross margin decreased from 6.0% to (62.9)% for the three months ended June 30, 2026, compared to the three months ended June 30, 2025. Materials & Paving business negatively impacted gross profit by $16.3 million in the three months ended June 30, 2026.

Selling, general, and administrative costs for the three months ended June 30, 2026, were $16.7 million, an increase of $3.1 million, or 23.1%, compared to the three months ended June 30, 2025. Selling, general, and administrative costs as a percent of revenue were 14.7% for the three months ended June 30, 2026, compared to 6.3% for the three months ended June 30, 2025.

Condensed Consolidated Statements of Operations (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2026	June 30, 2025
Revenue	$285,711	$454,868
Cost of construction	361,700	421,421
Gross profit (loss)	(75,989)	33,447
Selling, general, and administrative expenses	31,648	30,037
Operating income (loss)	(107,637)	3,410
Gain on investments, net	214	76
Other income, net	6,521	2,321
Interest expense	(16,017)	(18,857)
Losses before income taxes	(116,919)	(13,050)
Income tax expense (benefit)	(1,593)	(374)
Net loss	(115,326)	(12,676)
Net income (loss) attributable to noncontrolling interests	(2,707)	2,182
Net loss attributable to Southland Stockholders	$(112,619)	$(14,858)

Net loss per share attributable to common stockholders
Basic(1)	$(2.08)	$(0.28)
Diluted(1)	$(2.08)	$(0.28)
Weighted average shares outstanding
Basic(1)	54,184,621	53,985,325
Diluted(1)	54,184,621	53,985,325

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the six months ended June 30, 2026, and June 30, 2025, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the six months ended June 30, 2026, was $285.7 million, a decrease of $169.2 million, or 37.2%, compared to the six months ended June 30, 2025. Materials & Paving business contributed $22.7 million to revenue in the six months ended June 30, 2026.

Gross loss for the six months ended June 30, 2026, was $76.0 million compared to gross profit of $33.4 million for the six months ended June 30, 2025. Gross margin decreased from 7.4% to (26.6)% for the six months ended June 30, 2026, compared to the six months ended June 30, 2025. Materials & Paving business negatively impacted gross profit by $29.4 million in the six months ended June 30, 2026.

Selling, general, and administrative costs for the six months ended June 30, 2026, were $31.6 million, an increase of $1.6 million, or 5.4%, compared to the six months ended June 30, 2025. Selling, general, and administrative costs as a percent of revenue were 11.1% for the six months ended June 30, 2026, compared to 6.6% for the six months ended June 30, 2025.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	June 30, 2026		June 30, 2025
Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Civil	$40,987	36.2%	$81,530	37.9%
Transportation	72,319	63.8%	133,852	62.1%
Total revenue	$113,306	100.0%	$215,382	100.0%

	Six Months Ended
(Amounts in thousands)	June 30, 2026		June 30, 2025
Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Civil	$144,779	50.7%	$184,446	40.5%
Transportation	140,932	49.3%	270,422	59.5%
Total revenue	$285,711	100.0%	$454,868	100.0%

Segment Gross Profit (Loss)

	Three Months Ended
(Amounts in thousands)	June 30, 2026		June 30, 2025
Segment	Gross Loss	% of Segment Revenue	Gross Profit	% of Segment Revenue
Civil	$(27,074)	(66.1)%	$14,257	17.5%
Transportation	(44,159)	(61.1)%	(1,289)	(1.0)%
Gross profit (loss)	$(71,233)	(62.9)%	$12,968	6.0%

	Six Months Ended
(Amounts in thousands)	June 30, 2026		June 30, 2025
Segment	Gross Loss	% of Segment Revenue	Gross Profit	% of Segment Revenue
Civil	$(12,422)	(8.6)%	$36,766	19.9%
Transportation	(63,567)	(45.1)%	(3,319)	(1.2)%
Gross profit (loss)	$(75,989)	(26.6)%	$33,447	7.4%

EBITDA Reconciliation

	Three Months Ended		Six Months Ended
(Amounts in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss attributable to Southland Stockholders	$(84,267)	$(10,306)	$(112,619)	$(14,858)
Depreciation and amortization	5,437	5,376	11,081	11,901
Income tax expense (benefit)	(1,612)	(61)	(1,593)	(374)
Interest expense	7,336	9,983	16,017	18,857
Interest income	(270)	(802)	(368)	(1,252)
EBITDA	(73,376)	4,190	(87,482)	14,274

Backlog

(Amounts in thousands)
Balance December 31, 2025	$2,031,080
New contracts, change orders, and adjustments	(68,681)
Less: contract revenue recognized in 2026	(285,711)
Balance June 30, 2026	$1,676,688

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands, except share and per share data)	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$34,878	$52,713
Restricted cash	10,845	14,755
Accounts receivable, net	108,371	145,031
Retainage receivables	93,368	101,779
Contract assets	272,344	389,362
Other current assets	26,771	30,326
Total current assets	546,577	733,966

Property and equipment, net	94,580	107,305
Right-of-use assets	8,282	10,524
Investments - unconsolidated entities	126,824	129,696
Investments - limited liability companies	2,262	2,323
Investments - private equity	2,452	2,588
Deferred tax asset	1,049	3
Goodwill	1,528	1,528
Intangible assets, net	1,180	1,180
Other noncurrent assets	-	167
Total noncurrent assets	238,157	255,314
Total assets	$784,734	$989,280

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$80,538	$224,915
Retainage payable	28,657	36,977
Accrued liabilities	61,433	80,011
Current portion of long-term debt	58,041	53,731
Short-term operating lease liabilities	5,934	6,808
Contract liabilities	194,416	252,543
Total current liabilities	429,019	654,985

Long-term debt	148,754	203,971
Long-term operating lease liabilities	13,871	16,403
Deferred tax liabilities	2,311	3,032
Financing obligations, net	41,394	41,440
Long-term accrued liabilities	58,075	58,075
Surety payable	298,900	103,205
Other noncurrent liabilities	40,594	40,675
Total long-term liabilities	603,899	466,801
Total liabilities	1,032,918	1,121,786

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 54,435,257 and 54,113,036 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in-capital	294,022	293,237
Accumulated deficit	(543,777)	(431,158)
Accumulated other comprehensive loss	(3,783)	(3,018)
Total stockholders’ equity (deficit)	(253,533)	(140,934)
Noncontrolling interest	5,349	8,428
Total equity (deficit)	(248,184)	(132,506)
Total liabilities and equity	$784,734	$989,280

Condensed Consolidated Statement of Cash Flows (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(115,326)	$(12,676)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,081	11,901
Amortization of deferred financing costs	942	916
Bad debt expense	3,173	-
Deferred taxes	(1,698)	(50)
Share based compensation	815	692
Gain on sale of assets	(6,066)	(1,417)
Foreign currency remeasurement (gain) loss	73	(73)
Loss (earnings) from equity method investments	659	(1,503)
Gain on trading securities, net	(215)	(76)
Changes in assets and liabilities:
Accounts and retainage receivables	64,489	49,131
Contract assets	94,254	(46,552)
Other current assets	3,555	(10,378)
Right-of-use assets	2,242	4,763
Accounts payable, retainage payable and accrued liabilities	(170,973)	12,328
Contract liabilities	(58,129)	1,222
Operating lease liabilities	(2,383)	(4,742)
Other	1,617	(2,490)
Net cash provided by (used in) operating activities	(171,890)	996

Cash flows from investing activities:
Purchase of property and equipment	(384)	(2,885)
Proceeds from sale of property and equipment	7,597	3,448
Distributions from other investments	351	195
Return of investment in limited liability company	61	-
Net cash provided by investing activities	7,625	758

Cash flows from financing activities:
Payments on notes payable	(51,841)	(25,150)
Payments of deferred financing costs	-	(295)
Payments from (to) related parties	(1)	4
Payments on finance lease and financing obligations	(1,073)	(539)
Distribution to members	(217)	-
Payment of taxes related to net share settlement of RSUs	(30)	(121)
Proceeds from advancement of surety funds	195,696	-
Net cash provided by (used in) financing activities	142,534	(26,101)

Effect of exchange rate on cash	(14)	82

Net decrease in cash and cash equivalents and restricted cash	(21,745)	(24,265)
Beginning of period	67,468	87,561
End of period	$45,723	$63,296

Supplemental cash flow information
Cash paid for income taxes	$762	$578
Cash paid for interest	$12,454	$18,047
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$636	$10
Assets obtained in exchange for notes payable	$-	$3,016

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Thursday, August 13, 2026. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, data centers, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), backlog, and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying table for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains, and Southland’s officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “continue,” “expect,” “may,” “plan,” “future,” “will,” “would,” and similar references to future periods. Forward-looking statements may include, among others, statements regarding Southland’s future business, plans, strategies, operating results, financial condition, liquidity, backlog, bonding capacity, project performance, claims recoveries, litigation and dispute resolution, financing arrangements, surety support, capital resources, market conditions and other anticipated events or trends. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause Southland’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: Southland’s ability to meet liquidity needs and maintain adequate working capital; its ability to comply with, refinance or otherwise address obligations under its debt and surety arrangements; its ability to maintain adequate bonding capacity; the timing and ultimate recoverability of claims, change orders, contract modifications and contract assets; the outcome of pending or future litigation and project disputes; risks that backlog or remaining performance obligations may be delayed, reduced, cancelled or not converted into revenue as expected; risks associated with fixed-price construction contracts, cost estimates, margin pressure, project execution and cost overruns; weather, labor, materials, supply-chain, inflation, tariff and trade-related impacts; general economic conditions; the availability and terms of additional financing; Southland’s ability to maintain the listing of its securities; and other factors discussed in Southland’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the SEC.

Any forward-looking statement made by Southland in this press release or on the related conference call is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Vice President, Corporate Development & Investor Relations

amurray@southlandholdings.com